Exhibit 24 (b) (10) (b)

                       Consent of Brian A. Giantonio, Esq.

April 24, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:  Phoenix Life Variable Accumulation Account
     Phoenix Life Insurance Company
     Post Effective Amendment No. 15 to Registration Statement filed on Form N-4 File Nos. 333-31320 and 811-03488

To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,




/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company